                                                                   Exhibit 4.8


                          ADMINISTRATION AGREEMENT


     ADMINISTRATION AGREEMENT, dated as of January 1, 1994, among GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A, a Delaware business trust (the "Trust"), FIRST TRUST NATIONAL ASSOCIATION (the "Administrator"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee").

                                 WITNESSETH:

     WHEREAS, the Trust is issuing _% Securitized Net Interest Margin Certificates (the "Senior Certificates") and Subordinated Certificates (the "Subordinated Certificates") pursuant to a Trust Agreement, dated as of January 1, 1994 (as amended and supplemented from time to time, the "Trust Agreement"), among GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. I ("Finance I"), GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. II ("Finance II") and the Trustee (capitalized terms not defined herein shall have the meanings assigned to them in the Trust Agreement);

     WHEREAS, the Trust has entered into certain agreements in connection with the issuance of the Senior Certificates and Subordinated Certificates representing certain beneficial ownership interests in the Trust, including (i) the Senior Certificates; (ii) a transfer agreement, dated as of January 1, 1994 among Finance I, Finance II and the Trust (the "Transfer Agreement"); (iii) a security agreement dated as of January 1, 1994, between Finance I and the Trust (the "Security Agreement"), granting to the Trust a security interest in certain collateral to secure a limited recourse note dated March __, 1994, issued by Finance I to the Trust (the "Finance I Note"); (iv) a servicing agreement, dated as of January 1, 1994, between the Trust and Green Tree, as Servicer (the "Servicing Agreement"); (v) a depository agreement among the Trust, the Administrator and The Depository Trust Company, as the initial Depository, dated as of the Closing Date (the "Depository Agreement"); (vi) an underwriting agreement, dated ________, 1994, among GREEN TREE FINANCIAL CORPORATION ("Green Tree"), Finance I, Finance II, the Trust and the underwriters of the Senior Certificates (the "Underwriting Agreement"), and (vii) the Trust Agreement (collectively the "Related Agreements");

     WHEREAS, the Related Agreements require the Trust and the Trustee to perform certain duties in connection with (a) the Senior Certificates and (b) the Subordinated Certificates;

     WHEREAS, the Trust and the Trustee desire to have the Administrator perform certain of the duties referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Trust and the Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Trustee on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Duties of the Administrator.
         ---------------------------

     (a) Duties with Respect to the Trust Agreement.
         ------------------------------------------

          (i) The Administrator agrees to perform all its duties as Administrator under the Trust Agreement. In addition, the Administrator shall consult with the Trustee regarding the Trust's duties under the Trust Agreement. The Administrator shall monitor the Trust's performance, and shall advise the Trustee when action is necessary to comply with the Trust's duties under the Trust Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Trust Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Trust Agreement including, without limitation, all actions required with respect to the following matters under the Trust Agreement (references are to sections of the Trust Agreement):

               (A) the preparation of the Certificates for execution by the Trustee (Section 3.3);

               (B) the preparation of or obtaining of the documents and instruments required for authentication of the Certificates and delivery of the same to the Trustee (Section 3.5);

               (C) the duty to cause the Certificate Register to be kept and to give the Trustee notice of any appointment of a new Certificate Registrar and the location, or change of location, of the Certificate Register (Section 3.6(a));

               (D) the issuance of authenticated new Certificates upon surrender for transfer of Certificates (Section 3.6(b)), including insuring that the Certificate surrendered is accompanied by an acceptable written instrument of transfer (Section 3.6(d));

               (E) the notification of Certificate Owners that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the issuance of Definitive Certificates to Certificate Owners who request them (Section 3.6(h));

               (F) the delivery to the Depository of the four typewritten Senior Certificates registered in the name of the Depository's nominee, Cede & Co., (Section 3.6(i));

               (G) the preparation of replacement Certificates for ones mutilated, destroyed, lost or stolen (Section 3.7);

               (H) the duty to furnish the Depositor with a list of the names and addresses of the Senior Certificateholders as of the most recent Record Date for the payment of distributions, and to provide Senior Certificateholders with access to a current list of Senior
     Certificateholders (Section 3.9);

               (J) the maintenance of an office or agency where Certificates may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served (Section 3.10);

               (K) the establishment and maintenance of the Certificate Account (Section 5.1(a));

               (L) the establishment of a new Certificate Account if the prior one ceases to be an Eligible Account (Section 5.1(b));

               (M) the duty to invest amounts in the Certificate Account in Eligible Investments (Section 5.1(c));

               (N) the distribution to Certificateholders of amounts deposited in the Certificate Account on each Distribution Date, in accordance with the priorities listed in the Trust Agreement (Sections 5.2(a)-(c));

               (O) the distribution of the Servicer's report to holders of Senior Certificates and to Green Tree (if Green Tree is not the Servicer) (Section 5.2(d));

               (P) the provision of reports to each Rating Agency and to the Subordinated Certificateholders (Section 5.2(e));

               (Q) the mailing of written notices to the Senior Certificate-holders specifying prepayment of the Senior Certificates (Sections 5.6(c)-(d));

               (R) the provision to the Certificate Owners upon receipt of written request of duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under the Related Documents (Section 7.2);

               (S) the duty to make distributions following a default in accordance with the priorities listed in the Trust Agreement (Section 9.3);

         (ii)  The Administrator will:

               (A) pay the Trustee from time to time reasonable compensation for all services rendered by the Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (B) except as otherwise expressly provided in the Trust Agree-ment, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Trust Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except for any expense, disbursement or advance that may be attributable to the Trustee's gross negligence or bad faith; and

               (C) indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any losses, liabilities or expenses incurred without negligence or bad faith on their part, that arise out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

     (b)  Duties with Respect to the Security Agreement.
          ---------------------------------------------

          (i) The Administrator agrees to perform all its duties as Administrator under the Security Agreement. In addition, the Administrator shall consult with the Trustee regarding the Trust's duties under the Security Agreement. The Administrator shall monitor the Trust's performance, and shall advise the

Trustee when action is necessary to comply with the Trust's duties under the Security Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Security Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Security Agreement including, without limitation, all actions required with respect to the following matters under the Security Agreement (references are to sections of the Security Agreement):

               (A) pay out money or property that the Trustee collects following a declaration of default, in the order specified in the Security Agreement (Section 3.02).

         (ii)  The Administrator will:

               (A) pay the Trustee from time to time reasonable compensation for all services rendered by the Trustee under the Security Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (B) except as otherwise expressly provided in the Security Agreement, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Security Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except for any expense, disbursement or advance that may be attributable to the Trustee's negligence or bad faith; and

               (C) indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any losses, liabilities or expenses incurred without negligence or bad faith on their part, that arise out of or in connection with the acceptance or administration of the transactions contemplated by the Security Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Security Agreement.

     (c)  Duties with Respect to the Depository Agreement.
          -----------------------------------------------

          (i) The Administrator agrees to perform all its duties as Administrator under the Depository Agreement. In addition, the Administrator shall consult with the Trustee regarding the Trust's duties under the Depository

Agreement. The Administrator shall monitor the Trust's performance, and shall advise the Trustee when action is necessary to comply with the Trust's duties under the Depository Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Depository Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Depository Agreement.

         (ii)  The Administrator will:

               (A) pay the Trustee from time to time reasonable compensation for all services rendered by the Trustee under the Depository Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (B) except as otherwise expressly provided in the Depository Agreement, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Depository Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except for any expense, disbursement or advance that may be attributable to the Trustee's negligence or bad faith; and

               (C) indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any losses, liabilities or expenses incurred without negligence or bad faith on their part, that arise out of or in connection with the acceptance or administration of the transactions contemplated by the Depository Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Depository Agreement.

     (d)  Additional Duties.
          -----------------

          (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or cause other appropriate persons to prepare, for the Trust or the Trustee to execute, all documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or the Trustee to prepare, file or deliver pursuant to the Related Agreements. In addition, at the Trustee's request, the Administrator shall take any other action that it is the duty of the Trust or the Trustee to take pursuant to the Related Agreements. In furtherance thereof, upon request of the Administrator, the

Trustee shall, on behalf of itself and of the Trust, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney appointing the Administrator the attorney-in-fact of the Trustee and the Trust for the purpose of executing on behalf of the Trustee and the Trust all such documents, reports, filings, instruments, certificates and opinions.

         (ii) Notwithstanding anything in this Agreement or the Related Agree-ments to the contrary, the Administrator shall be responsible for promptly notifying the Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice shall specify the amount of withholding tax that the Trustee may withhold pursuant to Section 5.2(c) of the Trust Agreement.

        (iii) Notwithstanding anything in this Agreement or the Related Agree-ments to the contrary, the Administrator shall be responsible for performance of the duties of the Administrator set forth in Sections 5.5(b) and 5.5(c) of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders;

         (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Trustee which shall perform the obligations of the Administrator thereunder. [In connection with paragraph (ii) above, the Accountants will provide, prior to ________, 1994, a letter in form and substance satisfactory to the Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that additional tax withholding is subsequently required or any previously required tax withholding is no longer required.]

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the
                                                   --------  -------
terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Administrator's opinion, no less favorable to the Trust than would be available from unaffiliated parties.

     (e)  Non-Ministerial Matters.
          -----------------------

          (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction.

For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

               (A)  the amendment of or any supplement to the Trust Agreement;

               (B) the declaration of an Event of Default under the Trust Agreement;

               (C)  the declaration of an Event of Default under the Finance I
     Note:

               (D) the election of remedies following an Event of Default under the Trust Agreement;

               (E) the election of remedies following an Event of Default under the Finance I Note;

               (F) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

               (G) the amendment, change or modification of the Related Agree-ments; and

               (H) the appointment of successor Certificate Registrars, successor Paying Agents pursuant to the Trust Agreement or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Certificate Registrar, Paying Agent or Trustee of its obligations under the Trust Agreement.

         (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) liquidate any part of the Trust Property pursuant to Section 9.2(b) of the Trust Agreement or (y) take any other action that the Trust directs the Administrator not to take on its behalf.

     2.  Records.  The Administrator shall maintain appropriate books of
         -------
account and records relating to services performed hereunder. These books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

     3.  Compensation.  As compensation for the performance of the
         ------------
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $________, payable monthly, which shall be solely an obligation of Green Tree.

     4.  Independence of the Administrator.  For all purposes of this
         ---------------------------------
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trust, the Administrator shall have no authority to act for or represent the Trust or the Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Trustee.

     5.  No Joint Venture.  Nothing contained in this Agreement (i) shall
         ----------------
constitute the Administrator and either the Trust or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     6.  Other Activities of Administrator.  Nothing herein shall prevent
         ---------------------------------
the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust or the Trustee.

     7.  Term of Agreement: Resignation and Removal of Administrator.
         -----------------------------------------------------------

     (a) This Agreement shall continue in force until the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 7(e) of this Agreement, the Administrator may resign its duties hereunder by providing the Trust with at least 60 days' prior written notice.

     (c) Subject to Section 7(e) of this Agreement, the Trust may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

     (d) Subject to Section 7(e) of this Agreement, the Trust may remove the Administrator immediately by providing the Administrator with written notice of termination if any of the following events should occur:

          (i) the Administrator should default in the performance of any of its duties under this Agreement and, after notice of such default, should not cure such default within ten days (or, if such default cannot be cured in such time, should not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

         (ii) a court having jurisdiction should enter a decree or order for relief in respect of the Administrator that is not vacated within 60 days in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or should appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property, or should order the winding-up or liquidation of its affairs; or

        (iii) the Administrator should commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, should consent to the entry of an order for relief in an involuntary case under any such law, or should consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, should consent to any such official taking possession of any substantial part of its property, should make any general assignment for the benefit of creditors, or should fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section 7(d) should occur, it shall give written notice thereof to the Trust and the Trustee within seven days.

     (e)  No resignation or removal of the Administrator pursuant to this
Section 7 shall be effective until (i) the Trust shall have appointed a successor Administrator and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) Subject to Section 7, the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically without further action become the Administrator under this Agreement; provided, however, that such successor Administrator shall be under
           --------  -------
no obligation to make the reimbursements or provide the indemnifications set forth in Section 1(a)(ii) of this Agreement.

     8.  Action upon Termination Resignation or Removal.  Promptly upon the
         -------------------------------------- -------
effective date of termination of this Agreement pursuant to Section 7(a) or the resignation or removal of the Administrator pursuant to Section 7(b), (c) or
(d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 7(a) deliver to the Trust all property and documents of or relating to the Trust Property and the Fee Assets then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 7(b), (c) or (d), the

Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the Administrator's duties.

     9.  Notices.  Any notice, report or other communication given hereunder
         -------
shall be in writing and addressed as follows:

     (a)  if to the Trust or the Trustee, to

          Green Tree Securitized Net Interest Margin Trust 1994-A
          In care of Wilmington Trust Company
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8882

     (b)  if to the Administrator, to

          First Trust National Association
          180 East Fifth Street
          Minneapolis, MN 55102
          Attention: Corporate Trust Department
          Telephone Number:  (612)
          Telecopier Number:  (612)

     (c)  if to the Trustee, to

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8882

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or sent by telecopy or hand delivered to the address of such party as provided above.

     10.  Amendments.  The Trust, the Administrator and the Trustee, with the
          ----------
written consent of the Trustee, but without the consent of the Certificate-holders, may amend this Agreement in writing to add provisions to, to change in any manner or eliminate provisions, or to modify in any manner the rights of the Certificateholders; provided that such amendment will not, in the Opinion of
                    --------

Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder. The Trust, the Administrator and the Trustee, with the written consent of the Trustee and the holders of Senior Certificates evidencing at least a majority in the outstanding amount of the Senior Certificates and the holders of Subordinated Certificates evidencing at least a majority of the Subordinated Certificates, may also amend this Agreement to add provisions to, or to change in any manner or eliminate any of the provisions, or to modify in any manner the rights of the Senior Certificate-holders or the Subordinated Certificateholders; provided, however, that no such
                                                --------  -------
amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Senior Certificateholders or the Subordinated Certificateholders or (ii) reduce the aforesaid percentage of the holders of Senior Certificates and Subordinated Certificates that is required to consent to any such amendment, without the consent of the holders of all the outstanding Senior Certificates and Subordinated Certificates. The Administrator shall give the Rating Agencies prior notice of any proposed amendment to this Agreement.

     11.  Successors and Assigns.  The Administrator may not assign this
          ----------------------
Agreement unless the Trust and the Trustee give prior written consent to such assignment. Acceptance of an assignment with such consent shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, the Administrator may assign this Agreement without the consent of the Trust or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Trust and the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     12.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          -------------
THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     13.  Headings.  The section headings hereof have been inserted for
          --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     14.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which when so executed shall together constitute but one and the same agreement.

     15.  Severability.  Any provision of this Agreement that is prohibited or
          ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16.  Limitation of Trustee's Liability.  Notwithstanding anything contained
          ---------------------------------
herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity, or any beneficial owner of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     17.  Third-Party Beneficiary.  The Trustee is a third-party beneficiary to
          -----------------------
this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       GREEN TREE SECURITIZED NET
                                          INTEREST MARGIN TRUST 1994-A
                                       By Wilmington Trust Company, not in its
                                       individual capacity but solely as Trustee


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Trustee


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       FIRST TRUST NATIONAL ASSOCIATION,
                                       as Administrator


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title: